As filed with the Securities and Exchange Commission on March 19, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4590683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

SPERO THERAPEUTICS, INC. 2017 STOCK INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Ankit Mahadevia, M.D., Chief Executive Officer and President

Spero Therapeutics, Inc.

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

(Name and address of agent of service)

(857) 242-1600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	607,324 shares	$5.72	$3,473,893.28	$450.91

(1)

The number of shares of common stock, par value $0.001 per share (“Common Stock”), of Spero Therapeutics, Inc. (the “Registrant”) stated above consists of additional shares of common stock available for issuance under the Spero Therapeutics, Inc. 2017 Stock Incentive Plan, as amended (the “2017 Plan”), by operation of the 2017 Plan’s “evergreen” provision. The maximum number of shares which may be sold upon the exercise of such options or issuance of stock-based awards granted under the 2017 Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the 2017 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the 2017 Plan are based on the average of the high and the low price of Registrant’s Common Stock as reported on The Nasdaq Global Select Market as of a date (March 16, 2020) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This registration statement registers an aggregate of 607,324 additional shares of the Registrant’s common stock reserved under the 2017 Plan, representing an increase of 607,324 shares reserved under the 2017 Plan effective January 1, 2020 by operation of the 2017 Plan’s “evergreen” provision. This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-222060) relating to an employee benefit plan is effective. The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on December 14, 2017 (File No. 333-222060) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Form of Common Stock Certificate of the Registrant.		S-1 (Exhibit 4.1)	10/6/2017	333-220858

4.2	Amended and Restated Certificate of Incorporation of the Registrant.		8-K (Exhibit 3.1)	11/6/2017	001-38266

4.3	Amended and Restated Bylaws of the Registrant.		8-K (Exhibit 3.2)	11/6/2017	001-38266

4.4	2017 Stock Incentive Plan, as amended.		10-Q (Exhibit 10.1)	12/14/2017	001-38266

4.5	Form of Stock Option Agreement under the 2017 Stock Incentive Plan, as amended.		10-Q (Exhibit 10.2)	12/14/2017	001-38266

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).	X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.	X

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 19, 2020.

SPERO THERAPEUTICS, INC.

By:	/s/ Ankit Mahadevia, M.D.
Ankit Mahadevia, M.D.
Chief Executive Officer and President

Each person whose signature appears below constitutes and appoints Ankit Mahadevia, M.D. and Stephen J. DiPalma, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Spero Therapeutics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ankit Mahadevia, M.D. Ankit Mahadevia, M.D.	Chief Executive Officer and President and Director (Principal Executive Officer)	March 19, 2020

/s/ Stephen J. DiPalma Stephen J. DiPalma	Interim Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 19, 2020

/s/ Milind Deshpande, Ph.D. Milind Deshpande, Ph.D.	Director	March 19, 2020

/s/ Jean-François Formela, M.D. Jean-François Formela, M.D.	Director	March 19, 2020

/s/ John C. Pottage, M.D. John C. Pottage, M.D.	Director	March 19, 2020

/s/ Cynthia Smith Cynthia Smith	Director	March 19, 2020

/s/ Frank E. Thomas Frank E. Thomas	Director	March 19, 2020

/s/ Patrick Vink, M.D. Patrick Vink, M.D.	Director	March 19, 2020

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